EXHIBIT 23.2

CONSENT OF ERNST & YOUNG LLP,
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated November 15, 2004, except Note 17 as to which the date is December 27, 2004, in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-121818) and related Prospectus of TurboChef Technologies, Inc. for the registration of 5,000,000 shares of its common stock.

/s/ Ernst & Young LLP

Atlanta, Georgia
January 13, 2005